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For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044

HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
ENTRY INTO $81 MILLION ONE YEAR REPURCHASE TRANSACTION
WITH RAMIUS CAPITAL GROUP

Edison, New Jersey, August 10, 2007 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (the “Company” or “HCM”) announced that on August 10, 2007 the Company entered into a repurchase transaction with RCG PB, Ltd, an affiliate of Ramius Capital Group, LLC (“Ramius”), with respect to its seasoned, prime first lien residential mortgage-backed securities. The Ramius repurchase transaction replaces substantially all of the Company’s outstanding repurchase agreements, both committed and non-committed, which previously financed its subordinate mortgage-backed securities. The fixed term of the Ramius repurchase transaction is one (1) year and contains no margin or call features.

As part of the repurchase transaction, the Company will also issue to Ramius 600,000 shares of common stock of the Company, which represents an issuance of approximately 7.4% of the Company’s outstanding common stock.

A more complete description of the transaction, as well as the material transaction documents, will be filed with the Company’s Form 8-K reporting on the completion of the repurchase agreement transaction.

John Burchett, President and Chief Executive Officer, stated, “We are extremely pleased that the Company has established this relationship with Ramius and entered into this repurchase transaction. The transaction will assist the Company by replacing substantially all of its uncommitted repo lines with a fixed one year repurchase agreement.”

“The completion of this transaction will enable the Company to finalize its second quarter Form 10-Q filing, and to reschedule the related earnings announcement and Investor Conference Call.”

Julian Vulliez, a Managing Director of Ramius Capital Group, stated “The Company has done an exceptional job in aggregating high quality prime residential mortgage pools and we look forward to our continued relationship with Hanover Capital.”

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.

About Ramius Capital Group, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $10 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

Certain statements in this press release may constitute “forward-looking” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2006 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.